UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 8, 2005


                            SENECA FOODS CORPORATION
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)


          New York                     0-01989                  16-0733425
          --------                     -------                  ----------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)

               3736 South Main Street, Marion, New York 14505-9751
               ---------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                                 (315) 926-8100
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

The following disclosure under Item 4.01 was previously reported in a Current Report on Form 8-K dated December 13, 2005 (the "December 13 Form 8-K"). In accordance with Item 304(a)(3) of Regulation S-K, the purpose of this amended Current Report on Form 8-K/A is to file the letter of Ernst & Young LLP, which is referred to in the last paragraph of the following disclosure and was unavailable at the time of filing the December 13 Form 8-K. The letter, which is dated December 14, 2005, is attached hereto as Exhibit 16.1.

On December 8, 2005, the Board of Directors of Seneca Foods Corporation (the "Company"), upon the recommendation of the Audit Committee, unanimously approved the engagement of BDO Seidman, LLP ("BDO") as its new independent registered public accounting firm to audit the Company's financial statements and internal control over financial reporting as of and for the year ending March 31, 2006. Also on December 8, 2005, the Company's Board of Directors, upon the recommendation of the Audit Committee, unanimously approved the dismissal of Ernst & Young LLP ("E&Y"). The Company's Certificate of Incorporation requires the unanimous approval of the Board of Directors to effect the actions described in this paragraph.

The audit reports of E&Y on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through December 8, 2005, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such periods.

During the two most recent fiscal years and through December 8, 2005, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as described below:

o In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Company completed its assessment of the effectiveness of its internal control over financial reporting and concluded that the Company's internal control over financial reporting was not effective as of March 31, 2005 due to material weakness in its internal control related to (i) the application of accounting principles over the determination and calculation of asset impairments in accordance with FAS 144, (ii) the calculation and review of accrued promotion expense, and (iii) the selection and monitoring of key assumptions supporting accounting estimates, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. E&Y concurred with the Company's assessment of the effectiveness of its internal control over financial reporting. More details on these three material weaknesses in internal control over financial reporting and management's plans to remediate these weaknesses are discussed in Item 9A of the Company's Form 10-K for the year ended March 31, 2005, and in Item 4 of the Company's Forms 10-Q for the quarters ended July 2, 2005 and October 1, 2005.

The Company's Audit Committee discussed the foregoing matters with E&Y. The Company has authorized E&Y to respond fully to inquiries of the Company's successor independent registered public accounting firm concerning the above-described material weakness matters.

The Company did not consult with BDO during the two most recent fiscal years and through December 8, 2005 regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or (ii) any matter that was the subject of a disagreement (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K), or a reportable event (as such term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided E&Y with a copy of this Form 8-K and requested that E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. Upon receipt of the letter from E&Y, the Company will file an amendment to this Form 8-K and include a copy of E&Y's letter as an exhibit.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

         16.1 Letter from Ernst & Young LLP dated December 14, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 15, 2005

                                       SENECA FOODS CORPORATION

                                       By: /s/Kraig H. Kayser
                                           -------------------
                                           Kraig H. Kayser
                                           President and Chief Executive Officer
791965.3